                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


All of the subsidiaries listed below are included in the consolidated financial statements.

                                      Percentage of         Organized
                                    Voting Securities       Under the
Incorporated                       Owned by Registrant       Laws of
--------------------------------------------------------------------------------

Instron Realty Trust                        100%        Massachusetts (1)
Instron Japan Company, Ltd.                 100%        Massachusetts (1)
Instron Asia, Ltd.                          100%        Massachusetts (1)
Instron Canada Inc.                         100%        Canada (1)
Instron Export Corporation                  100%        Massachusetts (1)
Instron Foreign Sales Corporation           100%        Jamaica (1)
Instron Lawrence Corporation                100%        Pennsylvania (1)
Equipamentos Cientificos Instron, Ltda.     100%        Brazil (1)
Instron Limited                             100%        United Kingdom (2)
Instron S.A.                                100%        France (2)
Instron Proprietary, Ltd.                   100%        Australia (2)
Instron Environmental, Ltd.                 100%        United Kingdom (2)
Instron International, Ltd.                 100%        United Kingdom (2)
Severn Furnaces, Ltd.                       100%        United Kingdom o (2)
Instron Singapore Pte Limited               100%        Singapore (1)
Instron Holdings, Ltd.                      100%        United Kingdom (1)
Instron Wolpert GmbH                        100%        Germany (2)
Instron Korea Co. Ltd.                      100%        Korea (1)


{1)  Subsidiaries of Instron Corporation (a Massachusetts corporation).

(2)  Subsidiaries of Instron Holdings Limited (United Kingdom).


                                       42